Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

700,000 Shares

MONARCH FINANCIAL HOLDINGS, INC.

7.80% Series B Noncumulative Convertible Perpetual Preferred Stock

Underwriting Agreement

November 30, 2009

SCOTT & STRINGFELLOW, LLC

909 East Main Street

Richmond, Virginia 23219

Ladies and Gentlemen:

Monarch Financial Holdings, Inc., a Virginia corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Scott & Stringfellow, LLC (the “Underwriter”), an aggregate of 700,000 shares (the “Firm Securities”) of 7.80% Series B Noncumulative Convertible Perpetual Preferred Stock, par value $5.00 per share, of the Company (the “Series B Preferred Stock”) and, at the election of the Underwriter, up to 100,000 additional shares (the “Optional Securities”) of Series B Preferred Stock to cover over-allotments, if any. The Firm Securities and the Optional Securities that the Underwriter elects to purchase pursuant to Section 2 hereof are collectively called the “Securities.”

1. Representations and Warranties.

The Company represents and warrants to, and agrees with the Underwriter as of the date hereof and as of each “Delivery Date” (as defined below in Section 4) that:

(a) In connection with the transactions contemplated by this Underwriting Agreement (the “Agreement”), a registration statement on Form S-1 (Registration No. 333-162473) and a related preliminary prospectus with respect to the Securities have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities

Act”), and have been filed with the Securities and Exchange Commission (the “Commission”) in the form heretofore delivered to you. Such registration statement, as amended, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

For the purposes of this Agreement, any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter referred to as a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of a final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 430A under the Securities Act to be a part of the registration statement at the time it was declared effective, each as amended at the time such part became effective, are hereinafter referred to collectively as the “Registration Statement”; the final prospectus, in the form first filed pursuant to Rule 424(b), is hereinafter referred to as the “Prospectus”; the term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; and the term “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional shares of Series B Preferred Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For the purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(b) No order preventing or suspending the use of any Preliminary Prospectus or the Time of Sale Prospectus has been issued by the Commission; each Preliminary Prospectus, at the time of filing thereof, and the Time of Sale Prospectus, at the time of each sale of any of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at each Delivery Date, as then amended or supplemented by the Company, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and each Preliminary Prospectus did not, and at the time of each sale of any of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at each Delivery Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter through you expressly for use therein, provided, however, that such information shall be limited to the information described in the final sentence contained in Section 8(b) hereof.

(c) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter through you expressly for use therein, provided, however, that such information shall be limited to the information described in the final sentence contained in Section 8(b) hereof.

(d) The Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Securities.

(e) The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act in connection with the offering; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus.

(f) The Company and its wholly-owned subsidiary, Monarch Bank, a Virginia state chartered bank (the “Bank”), and each direct and indirect subsidiary of the Bank (each a “Bank Subsidiary” and, collectively, the “Bank Subsidiaries”), have not sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Time of Sale Prospectus and the Prospectus.

(g) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as otherwise set forth or expressly contemplated therein, (i) there has not been any change in the capital stock or long-term debt of the Company, the Bank or each Bank Subsidiary, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition (financial or otherwise), business, properties, stockholders’ equity or results of operations of the Company, the Bank or each Bank Subsidiary taken as a whole; (ii) there have been no transactions entered into by the Company, the Bank or any Bank Subsidiary, other than transactions entered into in the ordinary course of business, that are material with respect to the Company, the Bank and the Bank Subsidiaries taken as a whole; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Bank or any Bank Subsidiary on any class of its respective capital stock or membership interests.

(h) The Company, the Bank and the Bank Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Bank and the Bank Subsidiaries; and any real property and buildings held under lease by the Company, the Bank and the Bank Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Bank and the Bank Subsidiaries.

(i) The Company, the Bank and each Bank Subsidiary have been duly incorporated and are validly existing as corporations, state chartered banks or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation, with power and authority (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Time of Sale Prospectus; and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Bank and the Bank Subsidiaries taken as a whole (“Material Adverse Effect”); and each of the Company, the Bank and the Bank Subsidiaries holds all material licenses, certificates, authorizations and permits from governmental authorities necessary for the conduct of its business as described in the Time of Sale Prospectus. The Bank Subsidiaries are listed on Schedule II hereto and are the only subsidiaries of the Bank.

(j) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Time of Sale Prospectus and the Prospectus; there are no preemptive or other rights to subscribe for or to purchase any securities of the Company under the Articles of Incorporation of the Company or under Virginia law;

except as described in the Time of Sale Prospectus and the Prospectus, there are no warrants, options or other rights to purchase any securities of the Company which have been granted by the Company; and neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company.

(k) All outstanding shares of capital stock of the Bank and all of the membership interests in the Bank Subsidiaries that are owned by the Bank are owned, directly or indirectly, by the Company free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances; and except as set forth in the Time of Sale Prospectus and the Prospectus, the Company does not own or control, directly or indirectly, any corporation, company, partnership association or other entity.

(l) The Securities have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Securities contained in the Time of Sale Prospectus and the Prospectus.

(m) The issuance and sale of the Securities being issued at each Delivery Date (as hereinafter defined) by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or the Bank Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Bank or the Bank Subsidiaries is a party or by which the Company, the Bank or the Bank Subsidiaries is bound or to which any of the property or assets of the Company, the Bank or the Bank Subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation, bylaws, articles of organization or operating agreement, as the case may be, of the Company, the Bank or the Bank Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Bank or the Bank Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the Securities Act, under state securities or Blue Sky laws, and under the rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriter.

(n) There are no legal or governmental proceedings pending to which the Company, the Bank or the Bank Subsidiaries is a party or of which any of their respective properties or assets is subject, which, if determined adversely to the Company, the Bank or the Bank Subsidiaries, would individually or in the aggregate, have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others. Except as previously disclosed to the Underwriter, neither the Company, the Bank or any of the Bank Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, memorandum of understanding, consent agreement or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any governmental agency or entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the Federal Deposit Insurance Corporation) or the supervision or regulation of the Company or any of its subsidiaries that currently relates to or restricts in any material respect their business or their management (each, a “Regulatory Agreement”), nor has the Company, the Bank or any of the Bank Subsidiaries been advised by any such governmental agency or entity that it is considering issuing or requesting any such Regulatory Agreement; there is no unresolved violation, criticism or exception by any such governmental entity with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect.

(o) Goodman & Company, LLP, the independent registered public accounting firm that certified the financial statements of the Company and its subsidiaries that are included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(p) All employee benefit plans established, maintained or contributed to by the Company, the Bank or the Bank Subsidiaries comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and no such plan has incurred or assumed an “accumulated funding deficiency” within the meaning of Section 302 of ERISA or has incurred or assumed any material liability to the Pension Benefit Guaranty Corporation.

(q) The consolidated financial statements of the Company, together with related notes, as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position and the results of operations of the Company at the indicated dates and for the indicated periods, all in accordance with accounting principles generally accepted in the United States of America, consistently applied throughout the periods presented except as noted in such financial statements and the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.

(r) The Company is not, and after giving effect to the offering and sale of the Securities as herein contemplated will not be, an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(s) The Company, the Bank and the Bank Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(t) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company, the Bank nor any of the Bank Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u) To the extent that the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission and the Nasdaq Stock Market, Inc. thereunder has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act or such rules and regulations. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act and such rules and regulations that are in effect and with which the Company is required to comply.

(v) There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(w) The Company, the Bank and each of the Bank Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company, the Bank nor any of the Bank Subsidiaries have been refused any insurance coverage sought or applied for; and neither the Company, the Bank nor any of the Bank Subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x) The Company, the Bank and the Bank Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns that have been required to be filed (or have received extensions with respect thereto) other than those filings being contested in good faith, and have paid, or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith.

(y) No relationship, direct or indirect, exists between or among the Company, the Bank and the Bank Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, the Bank or the Bank Subsidiaries, on the other hand, that is required by the Securities Act or by the rules and regulations thereunder to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus which is not so described.

(z) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

(aa) The deposit accounts of the Bank are insured by the FDIC to the legal maximum, and the Bank has paid all premiums and assessments required by the FDIC and the regulations promulgated by the FDIC, and no proceeding for the termination or revocation of such insurance is pending or threatened. The Bank has complied with all rules and regulations of the FDIC and the Bureau of Financial Institutions of the Virginia State Corporation Commission (the “BFI”), except for violations that would not result in a Material Adverse Effect.

(bb) The Securities to be delivered and sold by the Company are duly authorized for listing and quotation, subject to official notice of issuance, on the Nasdaq Capital Market.

(cc) The Company, the Bank and the Bank Subsidiaries have not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company in accordance with its terms.

2. Purchase and Sale of the Securities.

Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share of $23.50, the Firm Securities, provided, however, that the purchase price per shares will be $24.125 per share for up to 50,000 shares of the Securities included in the Firm Securities which shares may be purchased by directors and executive officers of the Company solely at any office of the Underwriter and (b) in the event and to the extent that the Underwriter shall exercise its election to purchase Optional Securities as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 for persons other than directors and executive officers, that portion of the number of Optional Securities as to which such election shall have been exercised.

Subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter the right to purchase at its election up to 100,000 Optional Securities, at the purchase price per share set forth in clause (a) of the paragraph above for persons other than directors and executive officers of the Company, for the sole purpose of covering sales of shares in excess of the number of Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased, the number of Optional Securities to be purchased by the Underwriter and the date on which such Optional Securities are to be delivered, as determined by the Underwriter but in no event earlier than the First Delivery Date (as defined in Section 4 hereof) or, unless the Underwriter and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3. Offering by the Underwriter.

Upon authorization by the Company of the release of the Firm Securities, the Underwriter proposes to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. Delivery and Payment.

Certificates in definitive form for the Securities to be purchased by the Underwriter hereunder, and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of the Underwriter, against payment of the purchase price therefor by wire transfer of same day funds to an account designated by the Company at least 24 hours in advance (the Company agreeing to reimburse the Underwriter for any costs associated with such settlement, if any), all at the offices of Scott & Stringfellow, LLC, 909 East Main Street, Richmond, Virginia 23219. Such certificates may be deposited with the Depository Trust Company (“DTC”) or a custodian for DTC and registered in the name Cede & Co., as nominee for DTC. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., Richmond, Virginia time, on December 3, 2009, or at such other time and date as you and the Company may agree upon in writing and, with respect to the Optional Securities, 10:00 a.m., Richmond, Virginia time, on the date specified by you in the written notice of the Underwriter’s election to purchase such Optional Securities, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Delivery Date,” such time and date for delivery of the Optional Securities, if not the First Delivery Date, is herein called the “Second Delivery Date,” and each such time and date for delivery is herein called a “Delivery Date.” Such certificates will be made available to the Underwriter for checking and packaging at least 24 hours prior to each Delivery Date at the offices of Scott & Stringfellow, LLC, in Richmond, Virginia or such other location designated by the Underwriter to the Company.

5. Agreements of the Company.

The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form reasonably approved by you and to file the Prospectus pursuant to Rule 424(b) under the Securities Act within the time period prescribed or, if applicable, such earlier time as may be required by Rule 430A under the Securities Act; to make no amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Time of Sale Prospectus or the Prospectus or any amended Time of Sale Prospectus or Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order.

(b) To furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.

(c) Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Securities may have been sold by the Underwriter on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(f) Promptly from time to time to take such actions as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you have requested and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(g) As soon as practicable, but not later than the Availability Date (as defined below), to make generally available to its security holders and deliver to you an earnings statement of the Company covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act (for the purpose of this subsection 5(g) only, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(h) To furnish to the holders of the Securities as soon as practicable after the end of the each fiscal year an annual report (including a balance sheet and statements of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, make available to the holders of the Securities as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail.

(i) During a period of five years from the effective date of the Registration Statement, to make available on EDGAR or furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request, except to the extent such information is publicly available through the Commission’s website or disseminated through a national news service.

(j) If the Company elects to rely on Rule 462(b), the Company shall file the Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(k) For a period of 120 days from the effective date of the Registration Statement, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than the Securities pursuant to this Agreement only or pursuant to (i) employee stock compensation or stockholder dividend reinvestment plans, (ii) merger and acquisition transactions, or (iii) currently outstanding warrants or options) without your prior written consent.

(l) To apply the net proceeds from the sale of the Securities for the purposes set forth in the Prospectus.

6. Expenses.

The Company agrees with the Underwriter that the Company will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus and any free writing prospectus, and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or reproducing this Agreement, the Blue Sky memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(f) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky memorandum; (iv) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Securities; (v) the costs and charges of any transfer agent, registrar or depository; (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, and travel and lodging expenses of the representatives and officers of the Company; (vii) all fees relating to the inclusion of the Securities for listing and quotation on the Nasdaq Capital Market; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in this Section 6, and in Section 8 and Section 10 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket accountable expenses (including reasonable fees and disbursements of counsel) that shall have been actually incurred by it in connection with the proposed purchase and sale of the Securities.

7. Conditions to the Obligations of the Underwriter.

The obligations of the Underwriter hereunder, as to the Securities to be delivered at each Delivery Date, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of the date hereof and each Delivery Date, true and correct and the condition that the Company shall have performed all of its obligations hereunder theretofor to be performed, and the following additional conditions:

(a) The Registration Statement is effective; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) On each Delivery Date, LeClairRyan, A Professional Corporation, counsel for the Underwriter, shall have furnished to you an opinion or opinions, dated such dates, with respect to the issuance and sale of the Securities on each such Delivery Date, the Registration Statement, the Time of Sale Prospectus, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) On each Delivery Date, Williams Mullen, counsel for the Company, shall have furnished to you their written opinion, dated such dates, in form and substance satisfactory to you, to the effect that:

(i) The Company, the Bank, and the Bank Subsidiaries have been duly incorporated or organized and are validly existing as corporations or limited liability companies, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, with corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Time of Sale Prospectus and the Prospectus; and each of the Company, the Bank and the Bank Subsidiaries is duly qualified to do business and are in good standing in each jurisdiction in which it owns or leases property or conducts business so as to require such qualification except where the failure to so qualify would not result in a Material Adverse Effect;

(ii) The Company has an authorized capitalization as set forth under the captions “Description of the Series B Preferred Stock” and “Description of Other Capital Stock” in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description contained in the Prospectus; there are no preemptive or similar rights to subscribe for or to purchase any securities of the Company under the Articles of Incorporation of the Company or under Virginia law; except as described in the Prospectus, to such counsel’s knowledge, there are no warrants or options to purchase any securities of the Company which have been granted by the Company; to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company; and the form of the certificates evidencing the Securities complies with all formal requirements of Virginia law;

(iii) The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened under the Securities Act;

(iv) The Securities have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and conform to the description of the Securities contained in the Prospectus, as amended or supplemented;

(v) All outstanding shares of capital stock of the Bank and all of the membership interests of the Bank Subsidiaries owned by the Bank are owned, directly or indirectly, by the Company free and clear of any perfected security interests, claims, liens or encumbrances;

(vi) To such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company, the Bank or any of the Bank Subsidiaries is a party or of which any property or assets of the Company, the Bank or any of the Bank Subsidiaries is subject which, if determined adversely to the Company, the Bank or any of the Bank Subsidiaries, would individually or in the aggregate, have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. 1818 (b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy);

(viii) The issue and sale of the Securities and the performance of this Agreement by the Company and the consummation of the other transactions contemplated by this Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or any of the Bank Subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, the Bank or any of the Bank Subsidiaries is a party or by which the Company, the Bank or any of the Bank Subsidiaries is bound or to which any of the property or assets of the Company, the Bank or any of the Bank Subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation, bylaws, articles of organization or operating agreement of the Company, the Bank or any of the Bank Subsidiaries, as applicable, or of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, the Bank or any of the Bank Subsidiaries or any of their respective properties;

(ix) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Securities by the Company or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, such as may be required under state securities or Blue Sky laws, and such as may be required under the rules of FINRA in connection with the purchase and distribution of the Securities by the Underwriter;

(x) The Registration Statement, the Time of Sale Prospectus and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and other financial and statistical information included therein and information furnished for use therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; and

(xi) The Company has filed an application for the listing of, and all required supporting documents with respect to, the Securities with the Nasdaq Stock Market, Inc., and such counsel received no information stating that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and the Bank, and public officials. On each Delivery Date, Williams Mullen shall also deliver a letter to you stating that nothing has come to their attention which leads them to believe that, as of the effective date of the Registration Statement and as of each Delivery Date, the Registration Statement, the Time of Sale Prospectus or the Prospectus or, as of its date, any further amendment or supplement thereto made by the Company prior to the Delivery Date (in each case, except for the financial statements and the related schedules and other financial and statistical information included therein, as to which such counsel need not address) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check or verification.

(d) At 10:00 a.m., Richmond, Virginia time, on the date of this Agreement and also at each Delivery Date, Goodman & Company, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(e) (i) The Company, the Bank or the Bank Subsidiaries shall not have sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Time of Sale Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, the Bank or any of the Bank Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the Bank or any of the Bank Subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated by the Prospectus.

(f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Stock Market, Inc.; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Stock Market, Inc.; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Virginia authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) (A) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (B) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (A) or (B), in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated in the Time of Sale Prospectus or Prospectus;

(g) The Company shall have furnished or caused to be furnished to you copies of agreements between the Company and each of the executive officers and directors of the Company specified by you, in form and content satisfactory to you, pursuant to which such persons agree not to offer, sell, or contract to sell, or otherwise dispose of, any shares of the Series B Preferred Stock and the Company’s common stock beneficially owned by them, including any shares of Series B Preferred Stock acquired in the offering contemplated hereby, or any securities convertible into, or exchangeable for, shares of the Series B Preferred Stock and the Company’s common stock on or before the 90th day after the date of this Agreement without your prior written consent.

(h) The Company shall have furnished or caused to be furnished to you on the date of this Agreement and on the Delivery Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date hereof and the Delivery Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Delivery Date, as to the matters set forth in subsections (a) and (e) of this Section 7 and as to such other matters as you may reasonably request.

(i) The Securities shall have been approved for quotation and trading on the Nasdaq Capital Market.

(j) The Company shall have filed with the Commission a registration statement on Form 8-A with respect to the Securities in conformity with the requirements of the Exchange Act; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile (with written confirmation of receipt).

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claims as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter through you expressly for use therein.

(b) The Underwriter agrees to indemnify and hold harmless the Company against any losses, claims damages or liabilities, joint or several, to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, Registration Statement, the Time of Sale Prospectus or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim as such expenses are incurred. The Company acknowledges that for purposes of this Section 8 the statements set forth under the heading “Underwriting” in the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, and you confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless and to the extent that such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party would present such counsel with a conflict of interest under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm or attorneys together with appropriate local counsel at any time for all indemnified parties not having actual or potential differing interests with any indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the third preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the indemnifying party shall contribute to such amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations under this subsection (d) are several in proportion to its respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

9. Survival.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

10. Termination and Payment of Expenses.

(a) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company at any time on or prior to the delivery of any payment for the Securities, if prior to such time there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Stock Market, Inc.; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Stock Market, Inc.; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Virginia authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) (A) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (B) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (A) or (B), in your judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or Prospectus.

(b) If this Agreement shall be terminated pursuant to this Section 10, the Company shall not then be under any liability to the Underwriter except as provided in Section 6 and Section 8 hereof; but if for any other reason the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied, because of any termination pursuant to this Section 10 or because of any refusal, inability or failure on the part of the Company to perform any agreements herein or comply with the provisions hereof other than by reason of a default by the Underwriter, the Company will be responsible for and will reimburse the Underwriter upon demand for all out-of-pocket accountable expenses, including fees and disbursements of counsel, actually incurred by the Underwriter in connection with the proposed purchase, sale and delivery of the Securities. Nothing in this Section 10 shall be deemed to relieve the Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.

11. Notices.

In all dealings hereunder, you shall act on behalf of the Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriter made or given by you. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be sufficient in all respects if delivered or sent by mail or facsimile (with written confirmation of receipt) to Scott & Stringfellow, LLC, 909 East Main Street, Richmond, Virginia 23219, Attention: James A. Tyler, Jr., Senior Vice President and Managing Director, and if to the Company shall be sufficient in all respects if delivered or sent by mail or facsimile (with written confirmation of receipt) to the address of the Company set forth in the Prospectus, Attention: Brad E. Schwartz, Executive Vice President, Chief Operating Officer and Chief Financial Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof provided, however, that any notice to the Underwriter pursuant to this Section 11 hereof shall be delivered or sent by mail or facsimile to the Underwriter, which will be supplied to the Company by you upon request.

12. Successors.

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter and the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company, the officers and directors, employees and agents of the Underwriter and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

13. Time of the Essence.

Time shall be of the essence in this Agreement.

14. Business Day.

As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. No Fiduciary Obligations.

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Company’s shareholders, creditors, employees or any other third party, (iii) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and the Underwriter does not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16. Analyst Independence.

The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

17. Applicable Law.

This Agreement shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

18. Captions.

The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

19. Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. Counterparts.

This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Amendment.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signatures appear on following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us two counterparts hereof, whereupon this instrument shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

MONARCH FINANCIAL HOLDINGS, INC.

By:	/s/ Brad E. Schwartz
Brad E. Schwartz
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Accepted as of the date hereof
at Richmond, Virginia:

SCOTT & STRINGFELLOW, LLC

By:	/s/ James A. Tyler, Jr.
James A. Tyler, Jr.
Senior Vice President and Managing Director

SCHEDULE I

Time of Sale Prospectus

None.

I-1

SCHEDULE II

List of Subsidiaries of Monarch Bank (Direct and Indirect)

1.	Monarch Investment, LLC
2.	Monarch Capital, LLC
3.	Virginia Asset Group, LLC
4.	Coastal Home Mortgage, LLC
5.	Real Estate Security Agency, LLC

II-1